AMENDMENT TO THE EQUIPMENT PURCHASE & SALE AGREEMENT OF 4 MARCH 2008

This Amendment of _29_ May 2009 to the Equipment Purchase & Sale Agreement of 4 March 2008 (this "***Agreement***"), by and between AEG POWER SOLUTIONS USA INC. (formerly SAFT POWER SYSTEMS USA INC.), a Delaware corporation having its principal place of business at 800 Klein Road, Suite 400, Plano, Texas 75074 (hereinafter "***SELLER***"), and HOKU MATERIALS, INC., a corporation organized and existing under the laws of the State of Delaware, having its principal place of business at One Hoku Way, Pocatello, Idaho 83204 (hereinafter "***BUYER***"). SELLER and BUYER are each a "***Party***" and together, the "***Parties***."

RECITALS

WHEREAS, the Parties entered into the Agreement for the sale and purchase the equipment and other Deliverables (as defined in the Agreement) for use in BUYER's polycrystalline silicon production plant;

WHEREAS, in performance of the Agreement the BUYER has made advance payments to the SELLER in an amount of Three Million Six Hundred Thirteen Thousand One Hundred Seventy Six US Dollars (US$ 3,613,176) (the "Advance Payments");

WHEREAS, the SELLER shipped certain equipment, a list of which is set forth in Exhibit 1 hereto for which payment in an amount of One Million Two Hundred Eleven Thousand Two Hundred Eighty Eight US Dollars (US$1,211,288) (the "First Invoice Amount") was due on 17 April 2009;

WHEREAS, BUYER has informed SELLER of its desire to amend the Agreement to reschedule certain of the contractual payment dates for the First Invoice Amount on the above-mentioned equipment which were to be paid by 17 April 2009 at the latest;

WHEREAS, BUYER has informed SELLER of its intention to continue performance of the Agreement and its wish to negotiate a new payment and delivery schedule for the equipment;

WHEREAS, BUYER acknowledges and agrees that SELLER has no obligation to amend the Agreement and that SELLER has negotiated this Amendment in an effort to help BUYER with its financial issues;

WHEREAS, the Parties have negotiated in good faith new payment and delivery terms which are in the interests of both Parties and will allow the SELLER to continue performance of the contract despite BUYER's request to adjust the payment terms for the above-mentioned shipment;

NOW, THEREFORE, pursuant to the terms and conditions and the mutual consideration set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, BUYER and SELLER agree as follows:

AGREEMENT

1. The Parties agree that the SELLER shall be entitled to set off an amount equal to the First Invoice Amount for the equipment listed in Exhibit 1 from the Advance Payments SELLER has received from the BUYER.

2. The SELLER hereby provides an invoice for the equipment listed in Exhibit 2 and shall ship immediately the said equipment and shall be entitled to set off 100% of the invoice amount for this shipment from the Advance Payments subject to the payment terms agreed between the Parties as provided on the invoice. The amount to be set off is One Million Eight Hundred Sixty Three Thousand Five Hundred Twenty US Dollars (US$ 1,863,520).

After the set offs provided in points 1 and 2 above, the balance of the remaining Advance Payments is Five Hundred Thirty Eight Thousand Three Hundred Sixty Eight US Dollars (US$538,368) (the "Balance of Advance Payments").

3. SELLER shall manufacture equipment for a shipment in August 2009 as provided in Exhibit 3 for a total purchase price of Two Million Seven Hundred Ninety Five Thousand Two Hundred Eighty US Dollars (US$2,795,280) and generally perform its contractual obligations in this regard and BUYER shall make payments for the equipment listed in Exhibit 3 pursuant to the following schedule:

Payment Date	Payment Amount	Payment Description
JUNE 3, 2009 29 ~~May~~ 2009	US$500,000	1st Advance payment for August shipment (6) units
29 June 2009	US$500,000	2nd Advance payment for August shipment (6) units
31 July 2009	US$614,000	3rd Advance payment for August shipment (6) units
31 August 2009	US$2,100,000	Payment due for August shipment of (6) units total

As the total of the payments above is more than the purchase price of the equipment listed in Exhibit 3, the remaining balance of One Million Four Hundred Fifty Seven Thousand and Eighty Eight US Dollars (US$1,457,088) (the "Balance of August Payment") shall be set off from deliveries set forth in point 4 below pursuant to the terms of this Amendment.

If BUYER fails to make any payment listed above when such payment falls due, SELLER shall have no obligation to deliver the equipment listed in Exhibit 3 in August 2009.

4. After the shipments provided for in points 1 to 3 above, BUYER shall have the obligation to purchase additional equipment as listed in Exhibit 4 (the "Remaining Equipment") for a total price of Five Million Five Hundred Ninety Thousand Five Hundred Sixty US Dollars (US$5,590,560) less prepayment monies listed above of One Million Four Hundred Fifty Seven Thousand and Eighty Eight US Dollars ($1,457,088) for a total balance due of Four Million One Hundred Thirty Three Thousand Four Hundred and Seventy Two US Dollars ($4,133,472) plus Seventy Four Thousand US Dollars ($74,000) for spare parts which shall be paid as follows:

Payment Date	Payment Amount	Payment Description
30 September 2009	US$800,000	1st Advance payment for October shipment (6) units
30 October 2009	US$813,995	Payment due for October shipment of (6) units total
30 November 2009	US$906,795	1st Advance payment for December shipment (6) units
21 December 2009	US$1,686,682	Final payment due for December shipment of (6) units total and spare parts package

5. SELLER shall have no obligation to ship any of the equipment listed in Exhibits 3 and 4 until it has received full payment for the equipment from the BUYER.

6. The payment terms provided herein cancel and replace articles 3.1.1 to 3.1.4 of the Agreement.

7. This amendment shall not constitute a release or waiver by either Party of any rights that it may have under the Agreement, other than with regard to the subject matter expressly agreed to herein.

8. All other terms, conditions, obligations and provisions of the Agreement remain unchanged.

IN WITNESS WHEREOF, the parties have executed this amendment to the Agreement as of the date first set forth above.

SELLER:	BUYER:
SAFT POWER SYSTEMS USA INC	HOKU MATERIALS, INC.
By: K. S. M[signature]	By: [signature]
Name: Kaivon Mortazavi	Name: Dustin Shindo
Title: VP. North America	Title: Chairman & CEO
Authorized Signatory	Authorized Signatory

Exhibit 1

Invoiced Equipment

(1) 21-ZZZ-PWRS-2101A D-Reactor Power Supply

(1) 21-ZZZ-PWRS-2101B D-Reactor Power Supply

(1) 21-ZZZ-PWRS-2101C D-Reactor Power Supply

(1) 21-ZZZ-PWRS-2101D D-Reactor Power Supply

(1) 21-ZZZ-PWRS-2101E D-Reactor Power Supply

(1) 21-ZZZ-PWRS-2101F D-Reactor Power Supply

Exhibit 2

Description of Second Shipment of Equipment

(1) 21-ZZZ-PWRS-2101G D-Reactor Power Supply

(1) 21-ZZZ-PWRS-2101H D-Reactor Power Supply

(1) 21-ZZZ-PWRS-2101I D-Reactor Power Supply

(1) 21-ZZZ-PWRS-2101J D-Reactor Power Supply

Exhibit 3

Description of Equipment to be Shipped in September 2009

(1) 21-ZZZ-PWRS-2101K D-Reactor Power Supply

(1) 21-ZZZ-PWRS-2101L D-Reactor Power Supply

(1) 21-ZZZ-PWRS-2101M D-Reactor Power Supply

(1) 21-ZZZ-PWRS-2101N D-Reactor Power Supply

(1) 21-ZZZ-PWRS-2101O D-Reactor Power Supply

(1) 21-ZZZ-PWRS-2101P D-Reactor Power Supply

Exhibit 4

Remaining Equipment to be Shipped in Q4 2009

(1) 21-ZZZ-PWRS-2101Q D-Reactor Power Supply

(1) 21-ZZZ-PWRS-2101R D-Reactor Power Supply

(1) 21-ZZZ-PWRS-2101S D-Reactor Power Supply

(1) 21-ZZZ-PWRS-2101T D-Reactor Power Supply

(1) 21-ZZZ-PWRS-2101U D-Reactor Power Supply

(1) 21-ZZZ-PWRS-2101V D-Reactor Power Supply

(1) 21-ZZZ-PWRS-2101W D-Reactor Power Supply

(1) 21-ZZZ-PWRS-2101X D-Reactor Power Supply

(1) 21-ZZZ-PWRS-2101Y D-Reactor Power Supply

(1) 21-ZZZ-PWRS-2101Z D-Reactor Power Supply

(1) 21-ZZZ-PWRS-2101AA D-Reactor Power Supply

(1) 21-ZZZ-PWRS-2101BB D-Reactor Power Supply